Exhibit 9(a)

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 3, 2004

BlackRock Funds

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	Offering of shares of BlackRock Funds

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Funds (the “Fund”), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (commonly referred to as a “Massachusetts business trust”), in connection with its offering of the following shares (collectively, the “Shares”) of beneficial interest of the specified portfolios of the Fund:

(a) Exchange Portfolio: BlackRock Shares, Class AAA-6;

(b) Small/Mid-Cap Growth Portfolio: Service Shares, Class BBB-1; Investor A Shares, Class BBB-2; Institutional Shares, Class BBB-3; Investor B Shares, Class BBB-4; Investor C Shares, Class BBB-5;

(c) Aurora Portfolio: Service Shares, Class CCC-1; Investor A Shares, Class CCC-2; Institutional Shares, Class CCC-3; Investor B Shares, Class CCC-4; Investor C Shares, Class CCC-5;

(d) Legacy Portfolio: Service Shares, Class EEE-1; Investor A Shares, Class EEE-2; Institutional Shares, Class EEE-3; Investor B Shares, Class EEE-4; Investor C Shares, Class EEE-5;

BlackRock Funds

November 3, 2004

(e) Health Sciences Portfolio: Services Shares, Class FFF-1; Investor A Shares, Class FFF-2; Institutional Shares, Class FFF-3; Investor B Shares, Class FFF-4; Investor C Shares, Class FFF-5; and

(f) Global Resources Portfolio: Service Shares, Class GGG-1; Investor A Shares, Class GGG-2; Institutional Shares, Class GGG-3; Investor B Shares, Class GGG-4; Investor C Shares, Class GGG-5.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) Post-Effective Amendment No. 86 to the registration statement of the Fund on Form N-1A (the “Registration Statement”);

(b) the certificate of Brian P. Kindelan, Secretary of the Fund, dated as of the date hereof (the “Officer’s Certificate”);

(c) the Declaration of Trust of the Fund, initially executed on December 22, 1988, as amended by Amendment No. 1 through Amendment No. 4, as attached to the Officer’s Certificate;

(d) the Amended and Restated Code of Regulations of the Fund approved by the Board of Trustees on February 10, 1999; and

(e) resolutions adopted by the Board of Trustees on September 10, 2004, and September 28, 2004, authorizing the issuance of the Shares.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund, including the facts set forth in the Officer’s Certificate described above.

BlackRock Funds

November 3, 2004

We do not express any opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when issued for the consideration described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (except as described herein). Pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of the Shares incurring personal liability for financial losses of the Fund appears remote because (a) Section 9.5 of the Declaration of Trust contains an express disclaimer of liability for holders of shares of beneficial interests of the Fund, including the Shares, for the obligations of the Fund and requires that a recitation of such disclaimer be included in every note, bond, contract, order, or other undertaking issued by or on behalf of the Fund or the trustees of the Fund, and (b) Section 9.6 of the Declaration of Trust provides for indemnification out of the assets of the trust belonging to the classes of shares with the same alphabetical designation as that of the Shares owned by such shareholder for all loss and expense arising solely from being or having been a holder of such Shares.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP